As filed with the Securities and Exchange Commission on August 16, 2007
Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WESTSTAR FINANCIAL SERVICES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

NORTH CAROLINA	56-2181423
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

79 Woodfin Place
Asheville, North Carolina 28801
(828) 252-1735
(Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

Weststar Financial Services Corporation 2007 Incentive Stock Option Plan
Weststar Financial Services Corporation 2007 Nonstatutory Stock Option Plan
(Full title of the plans)

RANDALL C. HALL
EXECUTIVE VICE PRESIDENT, SECRETARY AND CHIEF FINANCIAL OFFICER
WESTSTAR FINANCIAL SERVICES CORPORATION
79 WOODFIN PLACE
ASHEVILLE, NORTH CAROLINA 28801
(828) 252-1735
(Name and address of agent for service)

WITH COPIES TO:
TODD H. EVESON, ESQ.
GAETA & EVESON, P.A.
8305 FALLS OF NEUSE ROAD, SUITE 203
RALEIGH, NORTH CAROLINA 27615
(919) 845-2558

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock $1.00 Par Value	125,000	$11.63	$1,453,750	$44.63

(1)
Pursuant to Rule 457(c) and Rule 457(h), the Aggregate Offering Price and the Registration Fee have been calculated on the basis of the maximum number of shares to be issued under the Plans and an Offering Price equal to the average of the bid and asked prices as reported on a date within five (5) days of August 16, 2007.

PART I.      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Explanatory note

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I (Items 1 and 2) of Form S-8.  The documents containing the information specified in Part I will be delivered to the participants in the Weststar Financial Services Corporation 2007 Incentive Stock Option Plan or the Weststar Financial Services Corporation 2007 Nonstatutory Stock Option Plan, as applicable, as required by Rule 428(b) under the Securities Act of 1933 (“Securities Act”).  Such documents are not being filed with the Commission as part of this Registration Statement or prospectuses or prospectus supplements pursuant to Rule 424.

PART II.    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by Registrant with the Commission under the Securities Act are incorporated herein by reference:

(a)	Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2006; and

(b)	Registrant’s Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2007 and June 30, 2007; and

(c)	Registrant’s Current Reports on Form 8-K filed since January 1, 2007.

In addition, all documents subsequently filed with the Commission by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.  Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supercedes such statement.  Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers

Registrant is incorporated under the laws of the State of North Carolina. North Carolina’s Business Corporation Act (the “BCA”) contains provisions prescribing the extent to which directors and officers of a corporation shall or may be indemnified.

The BCA permits a corporation, with certain exceptions, to indemnify a current or former officer or director against liability if he acted in good faith and he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, (ii) in all other cases, that his conduct was at least not opposed to its best interests and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

A corporation may not indemnify him in connection with a proceeding by or in the right of the corporation in which he was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he as adjudged liable on the basis that personal benefit was improperly received by him unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such reasonable expenses incurred which the court shall deem proper.

The BCA requires a corporation to indemnify an officer or director in the defense of any proceeding to which he was a party against reasonable expenses to the extent that he is wholly successful on the merits or otherwise in his defense. Indemnification under the BCA generally shall be made by the corporation only upon a determination that indemnification of the director or officer was proper under the circumstances because he met the applicable standard of conduct. Such determination may be made by (i) the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding, (ii) if such a quorum is not obtainable, by majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time party to such proceeding; (iii) if such quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iv) by the stockholders of the corporation.

The BCA permits a corporation to provide for indemnification of directors and officers in its Articles of Incorporation or Bylaws or by contract or otherwise, against liability in various proceedings, and to purchase and maintain insurance policies on behalf of these individuals. The Articles of Incorporation of the Registrant provide for the elimination of the personal liability for monetary damages for certain breaches of fiduciary duty and the Bylaws of the Registrant provide for the indemnification of directors and officers to the maximum extent permitted by North Carolina law.

Item 8.  Exhibits

The following exhibits are filed herewith or incorporated herein by reference as a part of the Registration Statement.

Exhibit Number	Description

3.1	Articles of Incorporation (incorporated by reference from Registrant’s Registration Statement on Form S-4 (Registration No. 333-30200) filed February 11, 2000)

3.2	Bylaws (incorporated by reference from Registrant’s Registration Statement on Form S-4 (Registration No. 333-30200) filed February 11, 2000)

4.1	Form of Stock Certificate (filed herewith)

5.1	Opinion of Gaeta & Eveson, P.A. as to the legality of the securities being registered (filed herewith)

23.1	Consent of Dixon Hughes PLLC (filed herewith)

23.2	Consent of Gaeta & Eveson, P.A. (contained in Exhibit 5.1 filed herewith)

24.1	Power of Attorney (filed herewith)
99.1	Weststar Financial Services Corporation 2007 Incentive Stock Option Plan (incorporated by reference from Registrant’s quarterly report on Form 10-QSB filed August 13, 2007)

99.2	Weststar Financial Services Corporation 2007 Nonstatutory Stock Option Plan (incorporated by reference from Registrant’s quarterly report on Form 10-QSB filed August 13, 2007)

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Asheville, State of North Carolina, on August 16, 2007.

WESTSTAR FINANCIAL SERVICES CORPORATION

By:	/s/ G. Gordon Greenwood
G. Gordon Greenwood
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities on August 16, 2007.

SIGNATURE	CAPACITY

/s/ G. Gordon Greenwood G. Gordon Greenwood	Director, President, and Chief Executive Officer

/s/ Randall C. Hall Randall C. Hall	Executive Vice President, Secretary and Chief Financial Officer

/s/ W. Edward Anderson* W. Edward Anderson	Director

/s/ M. David Cogburn, M.D. * M. David Cogburn, M.D.	Director

/s/ Steven D. Cogburn* Steven D. Cogburn	Director

/s/ Patricia P. Grimes* Patricia P. Grimes	Director

/s/ Darryl J. Hart* Darryl J. Hart	Director

/s/ Carol L. King* Carol L. King	Director

/s/ Stephen L. Pignatiello* Stephen L. Pignatiello	Director

/s/ Laura A. Webb* Laura A. Webb	Director

/s/ David N. Wilcox* David N. Wilcox	Director

* By:	/s/ G. Gordon Greenwood
G. Gordon Greenwood
Attorney-In-Fact

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation (incorporated by reference from Registrant’s Registration Statement on Form S-4 (Registration No. 333-30200) filed February 11, 2000)

3.2	Bylaws (incorporated by reference from Registrant’s Registration Statement on Form S-4 (Registration No. 333-30200) filed February 11, 2000)

4.1	Form of Stock Certificate (filed herewith)

5.1	Opinion of Gaeta & Eveson, P.A. as to the legality of the securities being registered (filed herewith)

23.1	Consent of Dixon Hughes PLLC (filed herewith)

23.2	Consent of Gaeta & Eveson, P.A. (contained in Exhibit 5.1 filed herewith)

24.1	Power of Attorney (filed herewith)
99.1	Weststar Financial Services Corporation 2007 Incentive Stock Option Plan (incorporated by reference from Registrant’s quarterly report on Form 10-QSB filed August 13, 2007)

99.2	Weststar Financial Services Corporation 2007 Nonstatutory Stock Option Plan (incorporated by reference from Registrant’s quarterly report on Form 10-QSB filed August 13, 2007)